UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2014

ENDO HEALTH SOLUTIONS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15989	13-4022871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Atwater Drive, Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 216-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 26, 2014, Endo Health Solutions Inc. (“Endo”) convened a special meeting of its stockholders (the “Special Meeting”) at Endo’s offices located at 1400 Atwater Drive, Malvern, PA 19355, relating to Endo’s pending acquisition of Paladin Labs Inc., a corporation incorporated under the laws of Canada (“Paladin”), through the formation of a new holding company incorporated in Ireland, Endo International plc (“New Endo”). The acquisition of Paladin will be effected by means of a plan of arrangement under Canadian law, pursuant to that certain Arrangement Agreement, dated as of November 5, 2013, by and among Endo, Paladin, RDS Merger Sub, LLC, a limited liability company organized in Delaware (“Merger Sub”) and certain other parties (the “Arrangement Agreement”). Pursuant to the Arrangement Agreement, immediately following the consummation of the plan of arrangement, Merger Sub will merge with and into Endo, with Endo as the surviving corporation in the merger (the “Merger”).

On January 22, 2014, the record date for the Special Meeting, there were 115,487,596 shares of common stock of Endo outstanding and entitled to vote. A quorum was present at the Special Meeting.

The Special Meeting was called to vote on the following proposals:

(1) Proposal 1. A proposal to approve and adopt the arrangement agreement and the transactions contemplated thereby (including the merger).

This proposal was approved as follows:

For	Against	Abstain	Broker Non-Vote

103,104,283	63,375	109,498	2,539,974

(2) Proposal 2. A proposal to approve, on a non-binding advisory basis, certain compensatory arrangements between Endo and its named executive officers relating to the merger among other things

This proposal was approved as follows:

For	Against	Abstain	Broker Non-Vote

102,491,611	534,139	251,406	2,539,974

(3) Proposal 3. A proposal to approve the creation of “distributable reserves” of New Endo, which are required under Irish law in order to allow New Endo to make distributions and pay dividends and to repurchase or redeem shares following completion of the transactions by reducing some or all of the share premium of New Endo.

This proposal was approved as follows:

For	Against	Abstain	Broker Non-Vote

105,612,882	91,162	113,086	0

In connection with the Special Meeting, Endo also solicited proxies with respect to a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies if there were not sufficient votes at the time of the Special Meeting to adopt the arrangement agreement and transactions contemplated thereby (including the merger) (the “Adjournment Proposal”). The Adjournment Proposal, which was unnecessary in light of the attendance at the Special Meeting and the approval of Proposal 1 as indicated above, was not submitted to Endo’s stockholders for approval at the Special Meeting.

Item 8.01	Other Events

On February 26, 2014, Endo issued a press release announcing the results of the Special Meeting held on the same date. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release issued by Endo Health Solutions Inc. on February 26, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2014	ENDO HEALTH SOLUTIONS INC.

	By:	/s/ Caroline B. Manogue

	Name:	Caroline B. Manogue
	Title:	Executive Vice President, Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release issued by Endo Health Solutions Inc. on February 26, 2014.